Exhibit 99.1

Delist Determination Letter from Nasdaq

Beijing, China, July 2, 2025 — CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technology and marketing to enhance its partners’ sales growth and commercial value, today announced on June 27, 2025, it received a delist determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq” and “Nasdaq Delist Determination Letter”).

On January 13, 2025, February 19, 2025 and May 19, 2025, Nasdaq notified the Company that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended September 30, 2024 (the “Initial Delinquent Filing”), and its Forms 10-Q for the periods ended December 31, 2024, and March 31, 2025 (the “Forms 10-Q”), respectively.

As previously disclosed, Nasdaq had granted the Company an exception until June 13, 2025 to file the Initial Delinquent Filing and until July 14, 2025 to file the Forms 10-Q to regain compliance with the Rule. As of the date of receiving the Nasdaq Delist Determination Letter, the Company has not filed its Initial Delinquent Filing. Therefore, Nasdaq determined that the Company did not meet the terms of the exception and sent the Nasdaq Delist Determination Letter to the Company on June 27, 2025.

According to the Nasdaq Delist Determination Letter , unless the Company requests an appeal of this determination by July 7, 2025, trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on July 9, 2025, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Additionally, on January 23, 2024, Nasdaq notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing under Listing Rule 5550(b). On July 19, 2024, the Company filed a Form 8-K stating that, as a result of improved operational performance, it believed that it had regained compliance with the stockholders’ equity requirement.

Based on the Company’s representation on the Form 8-K filed on July 19, 2024, Nasdaq notified the Company that it had regained compliance with the stockholders’ equity requirement on July 23, 2024, but noted that if the Company failed to evidence compliance upon filing its periodic report, it may be subject to delisting. However, pursuant to the Nasdaq Delist Determination Letter, Nasdaq believes that the Company did not comply with the terms of the Staff’s Stockholders’ Conditional Compliance letter, and this deficiency serves as a separate and additional basis for delisting and the Company should also address this concern before a Hearings Panel. The Company may appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company intends to file its Form 10-K for the fiscal year ended September 30, 2024 as soon as possible, and in any event before July 7, 2025. In addition, the Company intends to appeal Nasdaq’s delist determination and plans to request a hearing before a Nasdaq Hearings Panel to present its plan for regaining compliance with the applicable Nasdaq Listing Rules by 4:00 p.m. Eastern Time on July 7, 2025.

About CIMG Inc.

CIMG Inc. is a global business group specializing in digital health and sales development. Utilizing technology and marketing (including MarTech and Multi-Channel Network), the Company enhances its partners’ sales growth and commercial value. The company’s brands include Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to satisfy the continuing stock market listing standards and periodic reporting requirements, to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech